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                                                                     EXHIBIT 4.2


================================================================================


                                   INDENTURE


                       Dated as of _____________, 199___


                                    between


                               LEAR CORPORATION,
                                   as Issuer


                                      and


                            _______________________,
                                   as Trustee




                                ________________


                               Subordinated Notes

                                ________________

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                               TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . .   6
         SECTION 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II

         THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.01.    Unlimited in Amount, Issuable in Series, Form and Dating  . . . . . . . . . . . . . . .   7
         SECTION 2.02.    Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.04.    Paying Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.05.    Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.06.    Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.07.    Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.08.    Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.09.    Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.10.    Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.11.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.12.    CUSIP Numbers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.13.    Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III

         REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.01.    Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.02.    Selection of Securities to Be Redeemed.   . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.03.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.04.    Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.05.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.06.    Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
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ARTICLE IV

         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 4.01.    Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 4.03.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.04.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.06.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.07.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.08.    Limitation on Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V

         MERGER, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.01.    When Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.02.    Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI

         DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.07.    Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VII

         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 7.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.07.    Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
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         SECTION 7.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.09.    Successor Trustee by Merger, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.11.    Preferential Collection of Claims Against the Company . . . . . . . . . . . . . . . . .  28

ARTICLE VIII

         DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 8.01.    Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 8.02.    Application of Trust Funds; Indemnification . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 8.03.    Legal Defeasance of Securities of any Series  . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 8.04.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 8.05.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IX

         AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 9.01.    Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 9.02.    With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.03.    Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.04.    Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 9.05.    Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 9.06.    Trustee to Sign Amendment, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE X

         SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 10.01.   Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . .  34
         SECTION 10.02.   Priority and Payment Over of Proceeds in Certain Events . . . . . . . . . . . . . . . .  34
         SECTION 10.03.   Payments May Be Paid Prior to Dissolution . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 10.04.   Rights of Holders of Senior Indebtedness Not to Be Impaired . . . . . . . . . . . . . .  36
         SECTION 10.05.   Authorization to Trustee to Take Action to Effectuate
                          Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 10.06.   Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 10.07.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 10.08.   Obligations of Company Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 10.09.   trustee Entitled to Assume Payments Not Prohibited in
                          Absence of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 10.10.   Right of Trustee to Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XI

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
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         SECTION 11.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 11.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 11.03.   Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.04.   Certificate and Opinion as to Conditions  Precedent . . . . . . . . . . . . . . . . . .  40
         SECTION 11.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.07.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.08.   Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.09.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.10.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.11.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.12.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.13.   Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

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                             CROSS-REFERENCE TABLE



                                                                                                        Indenture
TIA Section                                                                                              Section
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
Section  310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
     (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06; 12.02;
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
Section  314(a)(1), (2), (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A
     (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
     (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
     (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.05
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05; 11.02
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
Section  316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.09
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.04
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.08
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09

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                                                                               2


     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.01

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N.A. means Not Applicable


NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the indenture.

         INDENTURE dated as of __________, 199__, between LEAR CORPORATION, a Delaware corporation (the "Company"), as issuer, and _________________, a __________________, as trustee (the "Trustee").

                 The Company has duly authorized the execution and delivery of this indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each series of the securities:


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.01.  Definitions.

                 "Affiliate" means, when used with reference to the Company or another person, any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                 "Agent" means any registrar, Paying Agent, authenticating agent or co-registrar.

                 "Attributable Value" means, in connection with a sale and lease-back transaction, the lesser of (a) the fair market value of the assets subject to such transaction and (b) the present value (discounted at a rate per annum equal to the rate of interest implicit in the lease involved in such sale and lease-back transaction, as determined in good faith by the Company) of the obligations of the lessee for rental payments during the term of the related lease.

                 "Board of Directors" means, with respect to any person, the Board of Directors of a person or any duly authorized committee of such Board of Directors.

                 "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of such person to have been duly adopted by the Board of Directors of such person or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the trustee.

                 "Business Day" means a day that is not a Legal Holiday as defined in Section 11.07.

                 "Company" means the party named as such in this indenture, or any other obligor under this indenture, until a successor replaces it pursuant to this indenture and thereafter means the successor.

                 "Consolidated" or "consolidated" means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, after the elimination of intercompany items.

                 "Consolidated Assets" means, at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date, determined in accordance with GAAP.

                 "Corporate Trust Office" means the office of the trustee at which at any particular time its corporate services business shall be principally administered, which office at the date of execution of this indenture is located at _________________________________________________.

                 "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

                 "Event of Default" has the meaning provided in Section 6.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.


                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable from time to time.

                 "Global Security" means a Security issued to evidence all or a part of any series of securities that is executed by the Company and authenticated and delivered by the trustee to a depositary or pursuant to such depositary's instructions, all in accordance with this indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such depositary or its nominee.

                 "Holder" means the person in whose name a Security is registered on the registrar's books.

                 "Indebtedness" of a Person means all obligations which would be treated as liabilities upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP.

                 "Indenture" means this indenture, as amended, supplemented or modified from time to time.

                 "Lien" means any lien, security interest, charge or encumbrance of any kind.

                 "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" of any person means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or the Controller of such person.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any person.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to the Company.

                 "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

                 "Permitted Liens" means (i) Liens on accounts receivable, inventory, patents, trademarks, trade names and other intangible assets, securing Indebtedness of the Company or any Subsidiary of the Company; (ii) Liens on assets located outside the United States of America; (iii) Liens on any asset of the Company or any Subsidiary of the Company created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations; (iv)(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of property (including shares of stock), including capital lease transactions in connection with any such acquisition, and (b) Liens existing on property at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of the Company of any person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon;

               (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (ii) Liens upon specific items of goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (iii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (iv) Liens on life insurance policies granted to secure Indebtedness of the Company or any Subsidiary of the Company against the cash surrender value thereof;

               (v) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Indebtedness of the Company under interest or equity swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currency exchange rates or the price of commodities;

               (vi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

               (vii) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

               (viii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; and

               (ix) Liens in favor of the Company or any Subsidiary of the Company.

               (x) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

               (xi) Liens, other than any Lien imposed by ERISA, incurred on deposits to secure the performance of bids, trade contracts, other than for borrowed money, leases, statutory obligations, surety and appeal bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business;

               (xii) easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and the Company's Subsidiaries taken as a whole;

               (xiii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving, individually or in the aggregate, no more than $40,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

               (xiv) Liens securing obligations, other than obligations representing indebtedness for borrowed money, under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

               (xv) statutory Liens and rights of offset arising in the ordinary course of business of the Company and the Company's Subsidiaries; and

               (xvi) Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor, other than the Company or any of the Company's Subsidiaries, under any lease.

               "Person" or "person" means any individual, corporation, partnership, joint venture, trust, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Receivable Financing Transaction" means any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by the Company or any of its Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable, or an interest therein, by such Special Purpose Subsidiary, in each case without any guarantee by Lear or any of its Subsidiaries, other than the Special Purpose Subsidiary.

                 "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this indenture.

                 "Redemption Price" has the meaning provided in Section 3.03.

                 "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

                 "Securities" means the means the securities authenticated and delivered under this indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Indebtedness" means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any trade payables of the Company or (iii) any liability for federal, state, local or other taxes owed or owing by the Company.

                 "Special Purpose Subsidiary" means any wholly owned Subsidiary of the Company created by the Company for the sole purpose of facilitating a Receivable Financing Transaction.

                 "Subordinated Indebtedness" means the securities and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness.

                 "Subsidiary" of any Person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a subsidiary or subsidiaries of such Person or by a subsidiary or subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a subsidiary or subsidiaries of such Person or a subsidiary or subsidiaries of such Persons, at the time, directly or indirectly, owns at least a majority voting interest under ordinary circumstances.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb), as in effect on the date of this indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust indenture Act of 1939, as so amended.

                 "Trustee" means the party named as such above until a successor becomes such pursuant to this indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, "trustee" as used with respect to the securities of any series means the trustee with respect to securities of that series. If trustees with respect to different series of securities are trustees under this indenture, nothing herein shall constitute the trustees co-trustees of the same trust, and each trustee shall be the trustee of a trust separate and apart from any trust administered by any other trustee with respect to a different series of securities.

                 "Trust Officer" means any officer in the corporate trust department of the trustee or any other officer of the trustee assigned by the trustee to administer this indenture.

                 "U.S. Government Obligations" means (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.

                 SECTION 1.02.  Other Definitions.

                                                                         Defined in
                                               Term                        Section
                                               ----                      -----------
                 "Bankruptcy Law"  . . . . . . . . . . . . . . . . . .    6.01
                 "Custodian" . . . . . . . . . . . . . . . . . . . . .    6.01
                 "Legal Holiday" . . . . . . . . . . . . . . . . . . .    11.07
                 "Paying Agent"  . . . . . . . . . . . . . . . . . . .    2.03
                 "Registrar" . . . . . . . . . . . . . . . . . . . . .    2.03

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this indenture.

                 The following TIA terms used in this indenture have the following meanings:

                 "indenture securities" means the securities;

                 "indenture security holder" means a Holder;

                 "indenture to be qualified" means this indenture;

                 "indenture trustee" or "institutional trustee" means the trustee; and

                 "obligor" on the securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) provisions apply to successive events and transactions. Statements relating to the payment of principal and interest shall include the payment, premium (if any) and interest.

                                   ARTICLE II

                                 THE SECURITIES

                 SECTION 2.01. Unlimited in Amount, Issuable in Series, Form and Dating.

                 The aggregate principal amount of securities which may be authenticated and delivered under this indenture is unlimited. The securities may be issued in one or more series. There shall be established pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of securities of any series:


                 (a) The title, ranking and authorized denominations of such securities;
                 (b) The aggregate principal amount of such securities and any limit on such aggregate principal amount;

                 (c) The price (expressed as a percentage of the principal amount thereof) at which such securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

                 (d) The date or dates, or the method for determining such date or dates, on which the principal of such securities will be payable;

                 (e) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such securities will bear interest, if any;

                 (f) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                 (g) The place or places where the principal of and interest, if any, on such securities will be payable, where such securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such securities and this indenture may be served;

                 (h) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

                 (i) The obligation, if any, of the Company to redeem, repay or purchase such securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

                 (j) If other than U.S. dollars, the currency or currencies in which such securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

                 (k) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

                 (l) Whether the principal of or interest on the securities of the series is to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such securities are to be so payable;

                 (m) Provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

                 (n) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;

                 (o) Whether and under what circumstances the Company will pay any additional amounts on such securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such securities in lieu of making such payment;

                 (p) Whether securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations), whether any securities of the series are to be issuable initially in temporary global form and whether any securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for securities of such series and of like tenor or any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

                 (q) The date as of which any bearer securities of the series and any temporary Global Security representing outstanding securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

                 (r) The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an interest payment date will be paid if other than in the manner provided in the indenture;

                 (s) Whether such securities will be issued in certificated or book entry form;

                 (t) The applicability, if any, of the legal defeasance and covenant defeasance provisions of the indenture to the securities of the series;
                 (u) If the securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

                 (v) Whether the securities will be listed for trading on an exchange and the identity of such exchange;

                 (w) Whether any underwriters will act as market makers for the securities;

                 (x) Any guarantees of such securities by the Company's Subsidiaries or others;

                 (y) Any conversion or exchange features applicable to the securities; and

                 (z)      Any other terms of the series.

                 SECTION 2.02. Execution and Authentication. Two Officers shall sign the securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

                 A Security shall not be valid until authenticated by the manual signature of the trustee. The signature shall be conclusive evidence that the Security has been authenticated under this indenture.

                 The trustee shall authenticate securities for original issue upon a written order of the Company signed by one Officer of the Company.

                 The trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate securities whenever the trustee may do so. Each reference in this indenture to authentication by the trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                 If the Company shall establish pursuant to Section 2.01 that the securities of a series are to be issued in the form of one or more Global securities, then the Company shall execute and the trustee shall authenticate and deliver one or more Global securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the securities of such series to be issued in the form of Global securities and not yet canceled, (ii) shall be registered in the name of the depositary for such Global Security or securities or the nominee of such depositary, (iii) shall be delivered by the trustee to such depositary or pursuant to such depositary's instructions, and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for securities in definitive registered form, this Security may not be transferred except as a whole by the depositary to the nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary."

                 Each depositary designated pursuant to Section 2.01 must, at the time of its designation and at all times while it services as depositary, be a clearing agency registered under the Exchange Act.

                 SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where securities of a particular series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where securities may be presented for payment (the "Paying Agent"). The registrar for a particular series of securities shall keep a register of the securities of that series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents for each series of securities. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this indenture, which shall incorporate the terms of the TIA and implement the terms of this indenture which relate to such Agent. The Company shall give prompt written notice to the trustee of the name and address of any Agent who is not a party to this indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar.

                 The Company hereby initially appoints the trustee as Registrar and Paying Agent for each series of securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time the securities of that series are first issued.

                 SECTION 2.04. Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the trustee all assets held by the Paying Agent for the payment of principal of and interest on the securities (whether such money has been paid to it by the Company or any other obligor on the securities) and shall notify the trustee of any failure by the Company (or any other obligor on the securities) in making any such payment. While any such failure continues, the trustee may require a Paying Agent to pay all money held by it to the trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the trustee. Upon payment over to the trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money so paid over to the trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                 SECTION 2.05. Holder Lists. The trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, separately by series, and shall otherwise comply with TIA Section 312(a). If the trustee is not the registrar, the Company shall furnish to the trustee on or before each interest payment date for the securities and at such other times as the trustee may request in writing a list in such form and as of such date as the trustee may reasonably require of the names and addresses of Holders, separately by series, relating to such interest payment date or request, as the case may be.

                 SECTION 2.06. Registration of Transfer and Exchange. When securities of a series are presented to the registrar or a co-registrar with a request to register their transfer or to exchange them for an equal principal amount of securities of other denominations, the registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Company shall issue and the trustee shall authenticate securities at the registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with registration, transfer or exchange of securities other than exchanges pursuant to Section 2.10, 3.06 or 9.05 not involving any transfer.

                 The registrar or co-registrar shall not be required to register the transfer or exchange of (i) any Security of a particular series selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part, or (ii) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any selection of securities of that series for redemption under Section 3.02 and ending at the close of business on the date of selection.

                 Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Security may be effected only through a book entry system maintained by the holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry system.

                 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the trustee shall authenticate a replacement Security of the same series if the requirements of the trustee and the Company are met; provided that, if any such Security has been called for redemption in accordance with the terms thereof, the trustee may pay the Redemption Price thereof on the Redemption Date without authenticating or replacing such Security. The trustee or the Company may, in either case, require the Holder to provide an indemnity bond sufficient in the judgment of each of the trustee and the Company to protect the Company, the trustee or any Agent from any loss which any of them may suffer if a Security is replaced or if the Redemption Price therefor is paid pursuant to this Section. The Company may charge the Holder who has lost a Security for its expenses in replacing a Security.

                 Every replacement Security is an obligation of the Company and shall be entitled to the benefits of this indenture equally and proportionately with any and all other securities of the same series.

                 SECTION 2.08. Outstanding Securities. The securities of any series outstanding at any time are all the securities of that series authenticated by the trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding and interest ceases to accrue unless the trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If all principal of and interest on any of the securities are considered paid under Section 4.01, such securities shall cease to be outstanding and interest on them shall cease to accrue.

                 Except as provided in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.

                 For each series of Original Issue Discount securities, the principal amount of such securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the trustee, the Company will advise the trustee of such amount, showing its computations in reasonable detail.

                 SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of securities of any series have concurred in any direction, waiver or consent, securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the trustee shall be protected in relying on any such direction, waiver or consent, only securities which such trustee actually knows are so owned shall be so disregarded.

                 SECTION 2.10. Temporary Securities. Until definitive securities are ready for delivery, the Company may prepare and execute and the trustee shall authenticate temporary securities. Temporary securities shall be substantially in the form of definitive securities but may have variations that the Company considers appropriate for temporary securities. Without unreasonable delay, the Company shall prepare and the trustee shall authenticate definitive securities in exchange for temporary securities. Holders of temporary securities shall be entitled to all of the benefits of this indenture.

                 SECTION 2.11. Cancellation. The Company at any time may deliver securities to the trustee for cancellation. The Registrar and Paying Agent shall forward to the trustee any securities surrendered to them for registration of transfer, exchange, payment or repurchase. The trustee shall cancel all securities surrendered for registration of transfer, exchange, payment, repurchase, redemption, replacement or cancellation and shall destroy such securities (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all cancelled securities shall be promptly delivered to the Company. The Company may not issue new securities to replace securities that it has paid or that have been delivered to the trustee for cancellation.

                 SECTION 2.12. CUSIP Numbers. The Company in issuing the securities may use "CUSIP" numbers (if then generally in use), and the trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the trustee of any change in the CUSIP numbers.

                 SECTION 2.13. Defaulted Interest. If the Company fails to make a payment of interest on any series of securities, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such securities on which the interest is due on a subsequent special record date. The Company shall notify the trustee in writing of the amount of defaulted interest proposed to be paid on each such Security. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Holders affected thereby a notice that states the record date, payment date, and amount of such interest to be paid.

                  SECTION 2.14. Special Record Dates. The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this indenture. If a record date is fixed, the Holders of securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.



                                  ARTICLE III

                                   REDEMPTION

                 SECTION 3.01. Notices to Trustee. If the Company elects to redeem securities of any series pursuant to any optional redemption provisions thereof, it shall notify the trustee of the intended Redemption Date and the principal amount of securities of that series to be redeemed.

                 The Company shall give each notice provided for in this Section and an Officers' Certificate at least 30 days before the Redemption Date (unless a shorter period shall be satisfactory to the trustee).

                 SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the securities of any series are to be redeemed, the trustee shall select the securities of that series to be redeemed from the outstanding securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the securities of that series are listed, or, if the securities of that series are not listed on an exchange, on a pro rata basis or by lot, which in any case shall be in accordance with a method the trustee considers fair and appropriate.

                 Except as otherwise provided as to any particular series of securities, securities and portions thereof that the trustee selects shall be in amounts equal to the minimum authorized denomination for securities of the series to be redeemed or any integral multiple thereof. Provisions of this indenture that apply to securities called for redemption also apply to portions of securities called for redemption. The trustee shall notify the Company promptly in writing of the securities or portions of securities to be called for redemption.

                 SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose securities are to be redeemed at the address of such Holder appearing in the register.

                 The notice shall identify the securities of the series to be redeemed and shall state:

                 (1)  the Redemption Date;

                 (2) the redemption price fixed in accordance with the terms of the securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "Redemption Price");

                 (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or securities in principal amount equal to the unredeemed portion will be issued;

                 (4)  the name and address of the Paying Agent;

                 (5) that securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                 (6) that, unless the Company defaults in payment of the Redemption Price, interest on securities called for redemption ceases to accrue on and after the Redemption Date; and

                 (7) the CUSIP number, if any, of the securities to be redeemed.

                 At the Company's written request, the trustee shall give the notice of redemption in the Company's name and at its expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such securities shall be paid at the Redemption Price.

                 SECTION 3.05. Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the trustee or with the Paying Agent (or if the Company or any Subsidiary of the Company is acting as its own Paying Agent, the Company or such Subsidiary shall segregate and hold in trust) money sufficient to pay the Redemption Price on all securities to be redeemed on that date other than securities or portions thereof called for redemption on that date which have been delivered by the Company to the trustee for cancellation. The Paying Agent shall promptly return to the Company any money not required for that purpose.

                 SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the trustee shall authenticate for the Holder at the expense of the Company, a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   COVENANTS

                 SECTION 4.01. Payment of Securities. The Company shall pay or cause to be paid the principal of and interest on the securities on the dates and in the manner provided in this indenture and the securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 11:00 a.m. New York time on that date immediately available funds designated for and sufficient to pay all principal and interest then due. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of securities.

                 SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the trustee or an affiliate of the trustee or registrar) where securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the securities and this indenture may be served. The Company shall give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Corporate Trust Office of the trustee as one such office or agency of the Company in accordance with
Section 2.03.

                 SECTION 4.03. SEC Reports. The Company shall deliver to the trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of TIA Section 314(a).

                 SECTION 4.04. Compliance Certificate. The Company shall deliver to the trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this indenture. The certificate need not comply with Section 11.04.

                 SECTION 4.05. Taxes. The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

                 SECTION 4.06.   Corporate Existence.  Subject to Article
V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors or management of the Company shall determine that the preservation thereof is no longer in the best interests of the Company, and that the loss thereof is not adverse in any material respect to the Holders.

                 SECTION 4.07. Limitation on Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, or permit to exist, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, without effectively providing that each series of securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

             (i) Liens existing as of the date hereof;

                 (ii) Liens granted after the Closing Date on any assets or properties of the Company or any of the Company's Subsidiaries securing Indebtedness of the Company created in favor of the holders of such series;

                 (iii) Liens securing our Indebtedness which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of the Company's Subsidiaries other than the property or assets securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced;

                 (iv) Permitted Liens;

                 (v) Liens on shares of capital stock of Subsidiaries of the Company, and the proceeds thereof, securing obligations under the Company's senior credit facilities;

                 (vi) Liens on receivables subject to a Receivable Financing Transaction;

                 (vii) Liens arising in connection with industrial development bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions;

                 (viii) Extensions, renewals, substitutions and replacements of any Lien described above; and

                 (ix) Other Liens in respect of Indebtedness of the Company and the Company's Subsidiaries in an aggregate principal amount at any time not exceeding 10% of Consolidated Assets at such time.

                 SECTION 4.08. Limitation on Sale and Lease-Back Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries (except such transactions (i) entered into prior to the date hereof, (ii) for the sale and leasing back of any property or asset by a Subsidiary of the Company to the Company or any other Subsidiary of the Company,
(iii) involving leases for less than three years or (iv) in which the lease for the property or asset is entered into within 120 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset) unless (a) the Company or such Subsidiary would be entitled under Section 4.07 to create, incur or permit to exist a Lien on the assets to be leased in an amount at least equal to the Attributable
Value in respect of such transaction without equally and ratably securing the securities of that series, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase, acquisition, construction or refurbishment of assets or to the repayment of Indebtedness of the Company or any of its Subsidiaries which by its terms matures not earlier than one year after the date of such repayment.

                                   ARTICLE V

                                  MERGER, ETC.

                 SECTION 5.01.     When Company May Merge, etc.   The Company
shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (i) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition has been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition has been made, assumes by supplemental indenture satisfactory in form to the trustee all the obligations of the Company under the securities and this indenture; and (iii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, the Company may merge with another Person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or Person in a transaction in which the surviving entity is the Company.

                 SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such sale or conveyance, but not any such lease, the Company or any successor corporation which thereafter shall have become such in the manner described in this Article V shall be discharged from all obligations and covenants under this indenture and the securities and may be dissolved, wound up or liquidated.


                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

                 SECTION 6.01. Events of Default. An "Event of Default" occurs with respect to securities of any particular series, unless in the establishing Board Resolutions, Officers' Certificate or supplemental indenture hereto, it is provided that such series shall not have the benefit of any such Event of Default, when any of the following occurs:

           (i) the Company defaults in the payment of interest on any Security of that series when it becomes due and payable and such default continues for a period of 30 days;

           (ii) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

           (iii) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the securities of that series or this indenture and the Default continues for the period and after the notice specified below;

           (iv) the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
         (D) makes a general assignment for the benefit of its creditors; or

           (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case or proceeding, (B) appoints a Custodian for the Company or for all or substantially all of the Company's property, or
         (C) orders the liquidation of the Company;

and in case of (v) the order or decree remains unstayed and in effect for 60 days.

                 The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 A Default under clause (iii) of this Section 6.01 is not an Event of Default with respect to a particular series of securities until the trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the outstanding securities of that series notify the Company and the trustee, in writing, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

                 SECTION 6.02. Acceleration. Subject to Article X, if an Event of Default (other than an Event of Default specified in clause (iv) or (v) of Section 6.01) occurs and is continuing, the trustee or the Holders of at least 25% of the principal amount of the outstanding securities of that series, by written notice to the Company may declare due and payable 100% of the principal amount (or, in the case of Original Issue Discount securities, such lesser amount as may be provided for in such securities) of the securities of that series plus any accrued interest to the date of payment. Upon a declaration of acceleration, such principal (or such lesser amount) and accrued interest to the date of payment shall be due and payable. If an Event of Default specified in clause (iv) or (v) of Section 6.01 occurs, all unpaid principal and accrued interest on the securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holder.

                 The Holders of a majority of the outstanding principal amount of the securities of that Series by written notice to the trustee may rescind an acceleration and its consequences if (i) all existing Events of Default other than the nonpayment of principal (or such lesser amount) of or interest on the securities of that series which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to any series of securities, the trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the securities of that series or to enforce the performance of any provision of the securities of that series or this indenture.

                 The trustee may maintain a proceeding even if it does not possess any of the securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any Holder in exercising any right or remedy accruing upon the Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

                 SECTION 6.04.     Waiver of Past Defaults.  Subject to Sections
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding securities of any series by notice to the trustee may waive an existing Default or Event of Default and its consequences with respect to that series, except a Default in the nonpayment of the principal of or interest on any Security of that series (provided, however, that the Holders of a majority in principal amount of the then outstanding securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). When a Default or Event of Default is waived, it is cured and ceases.

                 SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or this indenture, that the trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the trustee in personal liability. The trustee may take any other action which it deems proper which is not inconsistent with any such direction.

                 SECTION 6.06. Limitation on Suits. A Holder of securities of any series may not pursue a remedy with respect to this indenture or the securities of that series unless: (i) the Holder gives to the trustee written notice of a continuing Event of Default with respect to such series; (ii) the Holders of at least 25% in principal amount of the outstanding securities of that series make a written request to the trustee to pursue the remedy; (iii) such Holder or Holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability, cost or expense; (iv) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the outstanding securities of that series do not give the trustee a direction inconsistent with the request.

                 A Holder may not use this indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this indenture, the right of any Holder of a Security to receive payment of principal of or interest, if any, on the Security on or after the respective due dates expressed or provided for in the Security, subject to the provisions of Article X, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing with respect to securities of any series, the trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of securities) and accrued interest, if any, remaining unpaid on the outstanding securities of that series, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under Section 7.07.

                 SECTION 6.09. Trustee May File Proofs of Claim. The trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the trustee and the Holders allowed in any judicial proceeding relative to the Company (or any other obligor upon the securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the trustee and, in the event that the trustee shall consent to the making of such payments directly to the Holders, to pay to the trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due the trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the securities or the rights of any Holder thereof, or to authorize the trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10. Priorities. If the trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                 FIRST: to the trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made by the trustee and the costs and expenses of collection;

                 SECOND:  to holders of Senior Indebtedness in accordance with
         Article X hereof;

                 THIRD: to Holders of any particular series of securities for amounts due and unpaid on the securities of such series for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the securities of such series for principal and interest, respectively; and

                 FOURTH: to the Company or any other obligors on the securities of that series, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10. The trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this indenture or in any suit against the trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to a suit by the trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding securities of that series.


                                  ARTICLE VII

                                    TRUSTEE

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by this indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)      Except during the continuance of an Event of Default:
(1) the trustee need perform only those duties that are specifically set forth in this indenture or the TIA, and no implied covenants or obligations shall be read into this indenture against the trustee and (2) in the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of this indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the trustee, the trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this indenture.

                 (c) The trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01, (2) the trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or other officer, unless it is proved that the trustee was negligent in ascertaining the pertinent facts and (3) the trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Whether or not therein expressly so provided, every provision of this indenture that in any way relates to the trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                 (e) No provision of this indenture shall require the trustee to expend or risk its own funds or incur any liability. The trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

                 (f) The trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the trustee need not be segregated from other funds except to the extent required by law.

                 SECTION 7.02. Rights of Trustee. Subject to TIA Section 315(a) through (d):

                 (a) The trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The trustee need not investigate any fact or matter stated in the document.

                 (b) Before the trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                 (d) The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this indenture, unless the trustee's conduct constitutes negligence.

                 (e) The trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) Unless otherwise specifically provided in this indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 SECTION 7.03. Individual Rights of Trustee. The trustee in its individual or any other capacity may become the owner or pledgee of securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not trustee. Any Agent may do the same with like rights. However, the trustee is subject to Sections
7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The trustee makes no representation as to the validity or adequacy of this indenture or the securities, it shall not be accountable for the Company's use of the proceeds from the securities and it shall not be responsible for any statement in the securities other than its certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default or Event of Default with respect to the securities of any series occurs and is continuing, and if it is known to the trustee, the trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any such Security, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

                 SECTION 7.06. Reports by Trustee to Holders. The trustee shall transmit to Holders such reports concerning the trustee and its actions under this indenture as may be required by TIA Section 3.13 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on and may be dated as of a date up to 75 days prior to such transmission.

                 A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the securities are listed. The Company shall promptly notify the trustee when the securities of any series are listed on any stock exchange.

                 SECTION 7.07. Compensation and Indemnity. The Company shall pay to the trustee from time to time such compensation as shall be agreed in writing between the Company and the trustee for its services hereunder. The trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the trustee upon request for all reasonable disbursements, advances and expenses incurred by it, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable fees and out-of-pocket expenses of the trustee's agents and counsel.

                 Except as set forth in the next paragraph, the Company shall indemnify and hold harmless the trustee against any and all loss and liability incurred by it arising out of or in connection with the acceptance or administration of the trust under this indenture. The trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the trustee shall cooperate in such defense. The trustee may have separate counsel and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel.

                 The Company need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the trustee through negligence, wilful misconduct or bad faith.

                 To secure the Company's payment obligations in this Section 7.07, the trustee shall have a lien prior to the securities on all money or property held or collected by the trustee, except that held in trust to pay the principal of and interest on particular securities. Such obligations shall survive the satisfaction and discharge of the indenture.

                 When the trustee incurs expenses or renders services after an Event of Default specified in clause (iv) or (v) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of appointment as provided in this Section 7.08.

                 The trustee may resign and be discharged from the trust hereby created with respect to one or more or all series of securities by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding securities of any series may remove the trustee with respect to that series by so notifying the trustee and the Company in writing.
The Company may remove the trustee with respect to one or more or all series of securities if: (i) the trustee fails to comply with Section 7.10 or TIA
Section 310; (ii) the trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the trustee or its property; or (iv) the trustee becomes incapable of acting.

                 If, as to any series of securities, the trustee resigns or is removed or if a vacancy exists in the office of the trustee for any reason, the Company shall promptly appoint a successor trustee for that series of securities. The trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as trustee. Within one year after the successor trustee takes office, the Holders of at least a majority in principal amount of then outstanding securities of that series may appoint a successor trustee to replace the successor trustee appointed by the Company.

                 Any Holder of securities of that series may petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee if the trustee fails to comply with Section 7.10.

                 A successor trustee as to any series of securities shall deliver a written acceptance of its appointment to the retiring trustee and to the Company. Thereupon the resignation or removal of the retiring trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the trustee under this indenture. The Company shall mail a notice of the successor trustee's succession to the Holders. The retiring trustee shall promptly transfer all property held by it as trustee to the successor trustee, subject to the lien provided for in Section 7.07. Notwithstanding replacement of the trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

                 In case of the appointment hereunder of a successor trustee with respect to the securities of one or more (but not all) series, the Company, the retiring trustee and each successor trustee with respect to the securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the securities of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring trustee with respect to the securities of that or those series as to which the retiring trustee is not retiring shall continue to be vested in the retiring trustee, and (3) shall add to or change any of the provisions of this indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee; provided, however, that nothing herein or in such supplemental indenture shall constitute such trustees to be co-trustees of the same trust and that each such trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such trustee.

                 Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee with respect to the securities of that or those series to which the appointment of such successor trustee relates.

                 SECTION 7.09.     Successor Trustee by Merger, Etc.  Subject to
Section 7.10, if the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor trustee as to that series of securities.

                 SECTION 7.10. Eligibility; Disqualification. Each series of securities shall always have a trustee who satisfies the requirements of TIA
Section 310(a)(1), (2) and (5). The trustee as to any series of securities shall always have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The trustee is subject to TIA Section 310(b).

                 SECTION 7.11. Preferential Collection of Claims Against the Company. The trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                 SECTION 8.01. Satisfaction and Discharge of Indenture. This indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of securities herein expressly provided for), and the trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this indenture, when

                 (a)  either

                 (i) all securities theretofore authenticated and delivered (other than securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the trustee for cancellation; or

                 (ii) all such securities not theretofore delivered to the trustee for cancellation

                          (1)  have become due and payable, or

                          (2) will become due and payable at their stated maturity within one year, or

                          (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, or

                          (4)  are deemed paid and discharged pursuant to
                          Section 8.03, as applicable;

                 and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (c) the Company has delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this indenture, the obligations of the Company to the trustee under Section 7.07, and, if money shall have been deposited with the trustee pursuant to clause (a) of this Section or if money or obligations shall have been deposited with or received by the trustee pursuant to Section 8.03, the obligations of the trustee under Section 8.02 and Section 8.05 shall survive.

                 SECTION 8.02. Application of Trust Funds; Indemnification.

                  (a) Subject to the provisions of Section 8.05, all money deposited with the trustee pursuant to Section 8.01, all money and U.S. Government Obligations deposited with the trustee pursuant to Section 8.03 or
8.04 and all money received by the trustee in respect of U.S. Government Obligations deposited with the trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the securities and this indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04.

                           (b)  The Company shall pay and shall indemnify the
trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                           (c)  The trustee shall deliver or pay to the Company
from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the trustee of any U.S. Government Obligations held under this indenture.


                 SECTION 8.03. Legal Defeasance of Securities of any Series. Unless this Section 8.03 is otherwise specified to be inapplicable to securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this indenture, as it relates to such outstanding securities of such series, shall no longer be in effect (and the trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:

                 (i) the rights of Holders of securities of such series to receive, from the trust funds described in subparagraph (d) hereof, (x) payment of the principal of an each installment of principal of or interest on the outstanding securities of such series on the stated maturity of such principal of or interest and (y) the benefit of any mandatory sinking fund payments applicable to the securities of such series on the day on which such payments are due and payable in accordance with the terms of this indenture and the securities of such series;

                 (ii) the Company's obligations with respect to such securities of such series under Sections 2.03, 2.06 and 2.07; and

                 (iii) the rights, powers, trust and immunities of the trustee hereunder and the duties of the trustee under Section 8.02 and the duty of the trustee to authenticate securities of such series issued on registration of transfer of exchange;

                 provided that, the following conditions shall have been satisfied:

                 (a) the Company shall have deposited or caused to be deposited irrevocably with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such securities, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the securities of such series on the dates such installments of interest or principal are due;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, this indenture;

                 (c) no Default or Event of Default with respect to the securities of such series shall have occurred on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default specified in Section 6.01(iv) or (v) with respect to the Company occurs which is continuing at the end of such period;

                 (d) the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                 (e) the Company shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                 (f) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

                 (g) the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

                 SECTION 8.04. Covenant Defeasance. Unless this Section 8.04 is otherwise inapplicable to securities of any series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.03, 4.04, 4.05, 4.07 and 4.08 and 5.01 as well as any additional covenants contained in a supplemental indenture hereto for a particular series of securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.01 (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under
Section 6.01) and the occurrence of any event described in clause (e) of
Section 6.01 shall not constitute a Default or Event of Default hereunder, with respect to the securities of such series, provided that the following conditions shall have been satisfied:

                 (a) With reference to this Section 8.04, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.03) with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such securities, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the securities of such series on the dates such installments of interest or principal are due;

                 (b) Such deposit will not result in a breach or violation of, or constitute a default under, this indenture;

                 (c) No Default or Event of Default with respect to the securities of such series shall have occurred on the date of such deposit and 91 days shall have passed after the deposit has been made, and during such 91 day period, no Default specified in Section 6.01(iv) or (v) with respect to the Company occurs which is continuing at the end of such period;

                 (d) The Company shall have delivered to the trustee an Opinion of Counsel confirming that Holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                 (e) The Company shall have delivered to the trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                 (f) The Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

                 SECTION 8.05. Repayment to Company.   The trustee and the
Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                 SECTION 9.01. Without Consent of Holders. The Company and the trustee may amend this indenture or the securities without the consent of any
Holder: (i) to cure any ambiguity, defect or inconsistency or make any change required to qualify the indenture under the TIA, provided that such change does not adversely affect the rights hereunder of any Holder in any material respect;
(ii) to comply with Section 5.01; (iii) to provide for uncertificated securities in addition to certificated securities; (iv) to make any change that does not adversely affect in any material respect the rights hereunder of any Holder; (v) to add to, change or eliminate any of the provisions of this indenture in respect of one or more series of securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provisions; or (vi) to establish additional series of securities as permitted by Section 2.01.

                 SECTION 9.02. With Consent of Holders. The Company and the trustee as to any series of securities may amend this indenture or the securities of that series or waive compliance in any particular instance with any provision of this indenture or the securities of that series, in each case with the written consent of the Holders of at least a majority in principal amount of the then outstanding securities of that series.

                 Without the consent of each Holder affected, an amendment or waiver under this Section may not: (i) reduce the principal amount of securities, whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) change the date on which any Security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Security payable in currency other than that stated in the Security; (v) make any change in Section 6.04, 6.07 or this sentence; or (vi) modify or make any change in Article X which adversely affects the rights of any Holder;


                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 An amendment or waiver under this Section which waives, changes or eliminates any covenant or other provision of this indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the Holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this indenture of the Holders of securities of any other series.

                 The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this indenture or the securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established pursuant to Section 2.14, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a

Security if the trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective on receipt by the trustee of consents from the Holders of the requisite percentage principal amount of the outstanding securities of any series, and thereafter shall bind every Holder of securities of that series.

                 SECTION 9.05. Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security: (a) the trustee may require the Holder of the Security to deliver such Security to the trustee, the trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the trustee so determines, the Company in exchange for the Security shall issue and the trustee shall authenticate a new Security that reflects the changed terms.

                 SECTION 9.06. Trustee to Sign Amendment, etc. The trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the trustee. If it does, the trustee may, but need not sign it. In signing or refusing to sign such amendment, the trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this indenture.


                                   ARTICLE X

                                 SUBORDINATION

                 SECTION 10.01. Securities Subordinated to Senior Indebtedness. Notwithstanding the provisions of Sections 6.02 and 6.03 hereof, the Company covenants and agrees, and the trustee and each Holder of the securities by his acceptance thereof likewise covenants and agrees, that all payments of the principal of and interest on the securities by the Company shall be subordinated in accordance with the provisions of this Article X to the prior and indefeasible payment in full, in cash or cash equivalents, of all Obligations with respect to Senior Indebtedness.

                 SECTION 10.02. Priority and Payment Over of Proceeds in Certain Events. (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Obligations with respect to Senior Indebtedness shall first be indefeasibly paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the trustee on behalf of the Holders shall be entitled to receive any payment of principal of or interest on the securities or distribution of any assets or securities. Before any payment may be made by the Company of the principal of or interest on the securities pursuant to the provisions of the previous sentence, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the trustee on their behalf would be entitled, except for the provisions of this Article X, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) No direct or indirect payment by or on behalf of the Company of principal of or interest on the securities whether pursuant to the terms of the securities or upon acceleration or otherwise shall be made if, at the time of such payment, (i) there exists a default in the payment of any Obligations with respect to Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million or the maturity of such Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million has been accelerated or (ii) any judicial proceeding shall be pending with respect to a default on Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million (and the trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million.

                 If payments with respect to both the securities and Senior Indebtedness become due on the same day, then all Obligations with respect to such Senior Indebtedness due on that date shall first be paid in full before any payment is made with respect to the securities.

                 (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the trustee or any Holder shall have received any payment on account of the principal of or interest on the securities at a time when such payment is prohibited by this Section 10.02 and before all Obligations with respect to Senior Indebtedness are paid in full, then, and in such event (subject to the provisions of Section 10.08), such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and, upon notice to the trustee from the Representative of the holders of the Senior Indebtedness and pursuant to the directions of such Representative, shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents all Obligations with respect to such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 If there occurs an event referred to in Section 10.02(a) or
(b), the Company shall promptly give the trustee an Officers' Certificate (on which the trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the trustee.

                 Nothing contained in this Article X shall limit the right of the trustee or the Holders of securities to take any action to accelerate the maturity of the securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Obligations with respect to Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before the Holders or the trustee are entitled to receive any payment from the Company of principal of or interest on the securities.

                 Upon any payment or distribution of assets or securities referred to in this Article X, the trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

                 SECTION 10.03. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article X or elsewhere in this indenture shall prevent the Company, except under the conditions described in Section 10.02, from making payments at any time for the purpose of making such payments of principal of and interest on the securities, or from depositing with the trustee any moneys for such payments. The Company shall give prompt written notice to the trustee of any dissolution, winding up, liquidation or reorganization of the Company.

                 SECTION 10.04. Rights of Holders of Senior Indebtedness Not to Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                 The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness.

                 SECTION 10.05. Authorization to Trustee to Take Action to Effectuate Subordination. Each Holder of securities by his acceptance thereof authorizes and directs the trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article X and appoints the trustee his attorney-in-fact for any and all such purposes.

                 SECTION 10.06. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                 SECTION 10.07. Subrogation. Subject to the subrogation rights of the holders of the Subordinated Notes provided for in the indenture relating thereto, upon the payment in full of all

Obligations in respect of Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company to the holders of Senior Indebtedness until the principal of and interest on the securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X to the holders of Senior Indebtedness by the Holders, shall, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

                 The provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders, subject to the subrogation rights of the holders of the Subordinated Notes provided for in the indenture relating thereto, shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all Obligations in respect of Senior Indebtedness in full.

                 SECTION 10.08. Obligations of Company Unconditional. Nothing contained in this Article X or elsewhere in this indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the securities as and when the same shall become due and payable in accordance with their terms or is intended to nor shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this indenture, subject to the rights, if any, under this Article X of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 The failure to make a payment on account of principal of or interest on the securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01.

                 SECTION 10.09. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Company shall give prompt written notice to the trustee of any fact known to the Company which would prohibit the making of any payment to or by the trustee in respect of the securities. Neither the trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the trustee or the Paying Agent, unless and until the trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any Representative therefor; and, prior to the receipt of any such written notice, the trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist.
Unless at least two Business Days prior to the date on which by the terms of this indenture any moneys are to be deposited by the Company with the trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of or the interest on any Security), the trustee or Paying Agent shall have received with respect to such moneys the notice provided for in the preceding sentence, the trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing contained in this Section 10.09 or Section 10.03(ii) shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02. The trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or Representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or Representative on behalf of any such holder. In the event that the trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the trustee may request such person to furnish evidence to the reasonable satisfaction of the trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article X, and if such evidence is not furnished, the trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this indenture pending judicial determination as to the rights of such person to receive such payment.

                 The trustee shall not be deemed to owe any duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the trustee shall in good faith mistakenly pay over or distribute to Holders of securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this indenture against the trustee.

                 SECTION 10.10. Right of Trustee to Hold Senior Indebtedness. The trustee and any Agent shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this indenture shall be construed to deprive the trustee or any Agent of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, this trustee under or pursuant to Section 7.07.

                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.01. Trust Indenture Act Controls. This indenture is subject to the provisions of the TIA which are required to be part of this indenture, and shall, to the extent applicable, be governed by such provisions.

                 SECTION 11.02. Notices. Any notice or communication to the Company or the trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

                 If to the Company:

                 Lear Corporation
                 21557 Telegraph Road
                 Southfield, Michigan 48086-5008

                 Attention of Chief Financial Officer

                 with a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, Illinois 60601

                 Attention of John L. MacCarthy
                              Daniel A. Ninivaggi

                 If to the trustee:



                 Attention:

The Company or the trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the trustee shall only be effective upon receipt thereof by the trustee.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the trustee and each Agent at the same time.

                 SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this indenture or the securities. The Company, the trustee, the registrar and anyone else shall have the protection of TIA
Section 312(c).

                 SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the trustee to take any action under this indenture, the Company shall furnish to the trustee:
(i) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                 SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate (other than certificates provided pursuant to Section 4.04) or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include: (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

                 SECTION 11.06. Rules by Trustee and Agents. The trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required or authorized to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 SECTION 11.08. Duplicate Originals. The parties may sign any number of copies of this indenture. One signed copy is enough to prove this indenture.

                 SECTION 11.09. Governing Law. The internal laws of the State of New York shall govern this indenture and the securities, without regard to the conflicts of law rules thereof.

                 SECTION 11.10. No Adverse Interpretation of Other Agreements. This indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this indenture.

                 SECTION 11.11. Successors. All agreements of the Company in this indenture and the securities shall bind their respective successors. All agreements of the trustee in this indenture shall bind its successor.

                 SECTION 11.12. Severability. In case any provision in this indenture or in the securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.13. Counterpart Originals. This indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

                                        LEAR CORPORATION,

                                        by______________________________


Dated:

                                        ________________________________ , as
                                        trustee,

                                        by______________________________
                                          Authorized Signatory


Dated: